CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated September 20, 2002, relating to the financial statements and financial highlights which appear in the Annual Reports to Shareholders of the Fifth Third Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Independent Auditors" in such registration statement

PRICEWATERHOUSECOOPERS LLP

Columbus, OH
August __, 2003